EXHIBIT 16.1


                                     ARTHUR
                                    ANDERSEN
                                  [LETTERHEAD]

                                                  ____________________________
September 9, 1997                                 Arthur Andersen LLP
                                                  ____________________________
                                                  Suite 2200
Mr. David Nichols                                 101 East Kennedy Boulevard
Chief Financial Officer                           Tampa, Florida 33602-5141
Dental Care Alliance                              813 222 4600
1343 Main Street, 7th Floor
Sarasota, Florida 34236





Dear Dave:

We have read the Experts section of the Form S-1 which you faxed to us. We are in agreement with the statements contained therein.


Very truly yours,

ARTHUR ANDERSEN LLP



By:  /s/ ARTHUR ANDERSEN, LLP
     -------------------------
     Michael H. Blount


NCK